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                                                                     EXHIBIT 5.1

                        [Dorsey & Whitney LLP Letterhead]

                                February 11, 2002

Image Sensing Systems, Inc.
500 Spruce Tree Centre
1600 University Avenue
St. Paul, Minnesota 55104

           RE:    REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         Reference is made to the registration statement on Form S-8 ("Registration Statement") that you intend to file with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the purpose of registering up to 420,000 shares (the "Shares") of common stock, par value $.01 per share, of Image Sensing Systems, Inc. ("the Company"). The Shares will be issuable from time to time under the Image Sensing Systems, Inc. 1995 Long-Term Incentive and Stock Option Plan (the "Plan").

           We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company.

           Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefor in accordance with the terms of the Plan, and any relevant agreements thereunder, will be validly issued, fully paid and nonassessable.

           Our opinions expressed above are limited to the laws of the State of Minnesota.

           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                               Very truly yours,

                                               /s/   Dorsey & Whitney LLP

KLP